UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2015

Commission File Number 001-36501

THE MICHAELS COMPANIES, INC.

A Delaware Corporation

IRS Employer Identification No. 37-1737959

 8000 Bent Branch Drive

Irving, Texas  75063

(972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Notice of Redemption of 7.50%/8.25% Senior PIK Toggle Notes due 2018

 On April 6, 2015, Michaels FinCo Holdings, LLC and Michaels FinCo, Inc. (together, the “Issuers”), each a wholly-owned subsidiary of The Michaels Companies, Inc. (the “Company”), caused to be delivered to the holders of the Issuers’ 7.50%/8.25% Senior PIK Toggle Notes due 2018 (the “Holdco Notes”) an irrevocable notice of redemption relating to the redemption of its outstanding $180,850,000 in principal amount of Holdco Notes.  The redemption date is May 6, 2015 (the “Redemption Date”).  The Issuers will redeem the outstanding Holdco Notes at a redemption price equal to 102.000% of the principal amount of such Holdco Notes. In addition, the Issuers will pay accrued and unpaid interest on the Holdco Notes to, but excluding, the Redemption Date.  This final payment will retire the Holdco Notes, and discharge the Issuer’s obligations under the indenture governing the Holdco Notes.

In connection with the redemption, the Company issued a press release which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by The Michaels Companies, Inc., dated April 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby Chief Administrative Officer & Chief Financial Officer (Principal Financial Officer)

Date: April 6, 2015

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release issued by The Michaels Companies, Inc., dated April 6, 2015.